SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2019

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, California 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2019, International Stem Cell Corporation (the “Company”) entered into a Note Conversion Agreement with Dr. Andrey Semechkin, the Company’s Co-Chairman and Chief Executive Officer (the “Conversion Agreement”). The Conversion Agreement provides for the conversion of a total of $1,048,638.89 (representing $1,000,000 of principal and $48,638.89 of accrued interest, representing all accrued interest on the amount owed to Dr. Semechkin) under the promissory note issued to Dr. Semechkin on August 8, 2018 (the “Original Note”) into a total of 599,222 shares of the Company’s common stock, representing a conversion price of $1.75 per share. Under the Conversion Agreement, the remaining $1,000,000 owned to Dr. Semechkin under the Original Note has been reflected in a new unsecured, non-convertible promissory note in the principal amount of $1,000,000 (the “New Note”). The outstanding principal amount under the New Note accrues interest at a rate of four and one-half percent (4.5%) per annum. The New Note is due and payable on January 15, 2020, but may be pre-paid by the Company without penalty at any time.

The foregoing descriptions of the Conversion Agreement and the New Note are subject to, and qualified in their entirety by, such documents attached hereto as Exhibit 10.1, which is incorporated herein by reference

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 above is incorporated by reference into this Item 3.02.

On November 14, 2018, the Company filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 (the “Quarterly Report”), reporting 6,771,425 shares of common stock outstanding as of November 9, 2018.

Through January 21, 2019, the Company has issued a total of an additional 749,222 shares of common stock (including the 599,222 shares discussed in Item 1.01) in transactions that were not registered under the Securities Act of 1933, resulting in an increase in the number of shares of common stock outstanding by more than 5% compared to the number of shares outstanding as reported in the Quarterly Report. On November 15, 2018, the Company issued 150,000 shares to the holders of Series I-1 Convertible Preferred Stock upon the conversion of a portion of the shares of Series I-1 Convertible Preferred Stock held by such holders, with a conversion price of $1.75 per share. These shares of common stock issued upon conversion of the shares of Series I-1 Convertible Preferred Stock were issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act of 1933. As noted in Item 1.01, on January 21, 2019, the Company issued 599,222 shares of common stock upon conversion of a portion of the Company’s outstanding indebtedness and all accrued interest. The shares of common stock issued upon such conversion were issued in a private transaction in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Note Conversion Agreement, dated January 21, 2019, by and between International Stem Cell Corporation and Andrey Semechkin, including as Exhibit A the Promissory Note of January 21, 2019 issued to Andrey Semechkin.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL STEM CELL CORPORATION

Date: January 23, 2019	By:	/s/ Sophia Garnette
Sophia Garnette Vice President, Legal Affairs and Operations